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                                                                     EXHIBIT 99


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For:   MELAMINE CHEMICALS, INC.                   Contact:   RON COMO & ASSOCIATES, INC.

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       P.O. Box 748                               74 Trinity Place
       Donaldsonville, LA  70346                  New York, NY  10006
       Fred Huber, President & CEO                Telephone:  (212) 227-3010
       Wayne D. DeLeo, Vice President & CFO
       Telephone:  (504) 473-3121                 August 27, 1997
                                                  Immediate Release
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DONALDSONVILLE, LOUISIANA, AUGUST 27, 1997--Melamine Chemicals, Inc.
(NASDAQ-MTWO) announced today that it received a letter on August 26 from Ashland Inc. confirming its offer of August 14, 1997 to purchase all of the issued and outstanding shares of the Company that it does not own at a price of $14.75 per share.

     Melamine Chemicals, Inc. is engaged in the production and marketing of melamine. The Company is also active in the development of new melamine process and application technology. The Company is one of only two producers of melamine in North America and one of the three largest producers worldwide.